Exhibit 99.1

November Investor Presentation

Forward-Looking Statements We often discuss expectations regarding our markets, demand for our products and services, and our future performance in our annual and quarterly reports, press releases, and other written and oral statements. Such statements, including statements in this document incorporated by reference that relate to matters that are not historical facts are -looking within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These -looking are based on our analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors must recognize that events and actual results could turn out to be significantly different from our expectations. Factors when evaluating these forward-looking statements include, but are not limited to: fluctuations in worldwide prices and demand for natural gas, natural gas liquids and crude oil; fluctuations in levels of natural gas, natural gas liquids and crude oil exploration and development activities; fluctuations in the demand for our services; the existence of competitors, technological changes and developments in the oilfield services industry; the existence of operating risks inherent in the oilfield services industry; the existence of regulatory and legislative uncertainties; the possibility of changes in tax laws; the possibility of political instability, war or acts of terrorism in any of the countries in which we do business; and general economic conditions including the capital and credit markets. Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of natural gas, natural gas liquids or crude oil, which could have a material impact on exploration and production activities, could also materially affect our financial position, results of operations and cash flows. The above description of risks and uncertainties is by no means all inclusive, but is designed to highlight what we believe are important factors to consider. 2

Important Additional Information 3 In connection with the proposed transactions, Nabors Red Lion Limited (which will be renamed C&J Energy Services Ltd. as of the -4 that includes a The registration statement has not been declared effective by the SEC, and the definitive joint proxy statement/prospectus is not currently available. Each of Red Lion and C&J also plans to file other relevant documents with the SEC regarding the proposed transactions. This material is not a substitute for the final prospectus/proxy statement or any other documents the parties will file with the SEC. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to shareholders of C&J. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement, the definitive joint proxy statement/prospectus (if and when it becomes available) and other relevant You may also obtain copies of the Participants in the Solicitation Red Lion, C&J and Nabors and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. s shareholders. , 2014, for its 2014 annual meeting of shareholders. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C&J and Nabors using the sources indicated above. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

2012: Refocusing our Business > Back to the Basics Streamlining the business Strengthening balance sheet and financial flexibility > Drilling Ahead Instituting new strategic direction Enhancing operational excellence Driving technology and innovation 4

Back to the Basics Streamlining the Business 5 > Restoring financial flexibility Non-core asset sales E&P assets GOM barge rigs Peak Oilfield Services Debt buyback Refinanced high-cost debt > Stock buyback of $250mm > Dividend instituted and increased > Pending merger with C&J Energy Services

Back to the Basics Streamlining the Business > Benefits from NCPS and C&J Energy Merger Retain 53% equity interest in combined entity Create critical mass with capable management Capitalize on technology and increased scale Facilitate international expansion > Benefits to Nabors Enhance liquidity by ~$938M Maintain upside in CS and PS markets with 53% stake Increase proportion of revenue covered by term contracts Improves net debt to cap ratio by ~33% when including CJES investment* 6 * As of 11/7/14 close

7 Drilling Ahead

Drilling Ahead Largest and Most Advanced Land Driller > Total Marketable Drilling Fleet of 545 Rigs 501 Land Drilling Rigs Largest International Land Driller (135 total rigs) Largest North American Land Driller (366 total rigs) 44 Offshore Rigs Largest Fleet of Platform Rigs (37 rigs) > Advanced Drilling Capabilities Vertically Integrated Equipment and Technology Improved Performance vs. Standard Rigs 8

Drilling Ahead Unmatched Global Position & Opportunity Set > Global footprint with leading position in attractive markets with high-margins > Fungible asset base provides competitive advantage Transferred 20 underutilized rigs from the Lower 48 to higher-return International markets since 1Q13 9 * Based on normalized Lower 48 margins 3Q14 Rig Years Equivalent L48 Rig Count* US Lower 48 202.4 202.4 International 130.1 197.1 Alaska 5.0 14.2 Canada 34.3 32.4 US Offshore 8.6 21.0 Total 380.4 467.2

Drilling Ahead Unmatched Global Position & Opportunity Set > Established infrastructure in 20+ countries > Contractor of choice for the most challenging drilling projects Saudi deep gas PNG Exxon project Deepwater platforms Alaska North Slope > Proven technology that improves horizontal and directional drilling > Strong financial position and liquidity > Favorable tax position 10

Drilling Ahead Project Xcellence ROCE and Performance Improvement Opportunities 11 > Near-term 7-Point Improvement in PACE®-X ROCE Growing the Numerator Value Pricing and Pricing Discipline Operating Expenses Improving the Denominator Capital Cost Reduction > Repricing Material increases achieved in both Lower 48 and International renewals during 2H14 > Enhanced Value Proposition Multiple operating efficiency initiatives Auxiliary service and product offerings

Drilling Ahead: 2014 vs 2008 Multiple High Impact Deployments in Near-Term 12 Date Country/Type Awards Deployed 2012 U.S. PACE®-X 17 17 1Q13 U.S. PACE®-X 2 2 2Q13 U.S. PACE®-X 2 2 Argentina 6 6 Kurdistan 2 2 Kazakhstan 1 1 3Q13 U.S. PACE®-X 8 8 Saudi Arabia 11 7 Australia 1 0 Malaysia 1 0 Mexico 2 0 1Q14 U.S. PACE®-X 3 3 2Q14 U.S. PACE®-X 8 1 3Q14 U.S. PACE®-X 3 0 Saudi Arabia 4 0 Kazakhstan 2 0 2012-2014 Significant Awards 73 49 Total PACE®-X Rig Awards 43 33

0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x Legacy Other AC International PACE-X + B Alaska + Offshore Drilling Ahead Leverage from New Rigs Growing Accretion through Mix Shift to High-spec Rigs 13 Average Daily Rig Margin by Rig Type * As of 9/30/2014

Drilling Ahead: 2014 vs 2008 Better Positioned for Market Cycles 14 > US Drilling Largest walking rig fleet best positioned for pad drilling 2008: 25% of working fleet AC rigs; 2014: 75% AC rigs Higher activity and margins in Alaska High-impact deepwater GOM platform in 2015 > International Renewals repriced to current market Fleet matched for future drilling requirements Strong size and scale in major markets High content of national talent > Canrig/Ryan Ongoing market penetration in drilling software Deployment of leading-edge MWD and LWD tools

Drilling Ahead Next 5 Years Proprietary Market Survey Conducted by 3rd Party Firm > Interviews with 60 Oil & Gas Operators 40 North America based majors to mid- > International #1 in drilling performance and technical capabilities Clear market share leader > North America One of two top-tier drillers High ratings on customer priorities: Rig operating efficiency Rig technical specifications 15

Drilling Ahead Next 5 Years Global Market Study International Summary > Nabors holds prime slot in two markets with the highest expected five-year growth Nabors is a leader in the high value/high growth Saudi Arabia and Latin America markets Middle East, 160 total additional rigs expected Latin America, over 100 total additional rigs expected 16

Drilling Ahead Next 5 Years Global Market Study North America Summary 17 > 2-4% - projected NAM total rig demand CAGR > 5-7% - rig demand CAGR > 10-12% - Pad Drilling 2010A 2013A 2018E % of Wells Drilled on Pads 20% 50% 70% Avg. # of Wells per Pad 2.2 4.0 6+ Accelerating Trend Towards Higher-Density Pad Drilling

Drilling Ahead The PACE®-X Difference > Haynesville 3 PACE®-X rigs have reduced drilling times by 25% and customer well costs by 20% > Bakken PACE®-X rigs are averaging shorter cycle times and more feet per day than our competitors > Appalachia PACE®-X rigs save customers 7-10% on well costs over competitor rigs > Realizing 99% uptime as of September 2014 18

Summary Why Nabors? > Largest pure-play global driller > Largest exposure to the most resilient markets > Asset base best positioned for growth in both international and domestic markets > Impactful near-term deployments buffer potential market cycle > Beneficial tax attributes > Strong financial position and liquidity 19